Exhibit 99.1

JERASH HOLDINGS (US), INC. COMMENCES

PUBLIC OFFERING OF COMMON STOCK

FAIRFIELD, NJ, September 29, 2021 - Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), which is a premium manufacturer and exporter of custom, ready-made, sportswear and outerwear for leading global brands, together with Merlotte Enterprise Limited, a stockholder of Jerash, today announced the commencement of a proposed underwritten public offering of common stock of Jerash Holdings (US), Inc. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

D.A. Davidson & Co. and Lake Street Capital Markets, LLC are acting as joint book-running managers for this offering.

In connection with the offering, the Company and the selling stockholder expect to grant to the managers a 30-day option to purchase from the Company and selling stockholder additional shares of common stock, on the same terms and conditions, to cover over-allotments, if any.

A shelf registration statement on Form S-3 (including a base prospectus) and a resale registration statement on Form S-3 relating to these securities have been filed with the Securities and Exchange Commission (the “SEC”) and became effective May 31, 2019 and August 23, 2021, respectively.

A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and will form a part of the respective registration statements. Copies of the preliminary prospectus supplement and accompanying prospectuses relating to this offering may be obtained by visiting the SEC’s website at www.sec.gov, or by contacting the offices of D.A. Davidson & Co., Attention: Equity Syndicate, 8 Third Street North, Great Falls, MT 59401, (800) 332-5915, prospectusrequest@dadco.com; or Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding completion, timing, and size of the proposed public offering. The Company’s actual results may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the SEC, including without limitation, its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company. Such risks and uncertainties may include, but are not limited to, the risks that the offering of common stock may not close and that the funds raised may not meet the Company’s needs.

Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. manufactures and exports custom, ready-made, sports and outerwear for leading global brands and retailers, including Walmart, Costco, New Balance, G-III (which owns brands such as Calvin Klein, Tommy Hilfiger, DKNY, and Guess), American Eagle, and VF Corporation (which owns brands such as The North Face, Timberland, and JanSport). Jerash’s existing production facilities comprise five factory units, four warehouses, and Jerash currently employs approximately 4,500 people. The total annual capacity at its facilities was approximately 12.0 million pieces as of June 30, 2021.

Contact:

PondelWilkinson Inc.

Judy Lin Sfetcu or Roger Pondel

310-279-5980

jsfetcu@pondel.com

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